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EXHIBIT 10.1

THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                               8% PROMISSORY NOTE
                               ------------------

$600,000                                                      September 10, 2002

         FOR VALUE RECEIVED, the undersigned, Interruption Television, Inc./ Bongiovi Entertainment, Inc. (the "Maker" or "Company"), hereby promises to pay to the order of Samartan Development, Ltd., the holder, or its assigns (the"Noteholder"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of six hundred thousand ($600,000) (the "Note").

         Bongiovi Entertainment, Inc., a Florida corporation ("Bongiovi") and Interruption Television, Inc., a Nevada corporation ("ITV") have entered into an Agreement and plan of Reorganization dated as of August 23, 2002 pursuant to which all of the class "A" common stock of Bongiovi will be acquired by ITV in exchange for common stock of ITV (the "Acquisition"). The closing of Acquisition is expected to take place on or about September 10, 2002 (the "Closing Date").

         All references to the Company or Maker in this Note refer to the combined entity of Bongiovi and ITV as if the Acquisition had taken place.

         The principal hereof together with any unpaid accrued interest thereon, shall be due and payable eight months from the Closing Date, on April 30, 2003 (the "Maturity Date"). The first payment under this Note shall be due sixty (60) days after the Closing Date. Subsequent payments shall be due and payable every calendar month, on the same date as the first payment. Each payment shall be equal to the greater of one hundred thousand dollars ($100,000) or twenty percent (20%) of the net equity proceeds received by the Company in the period since the last payment due date. Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for in this Note. The Maker further promises to pay interest at the rate of eight per cent (8%) per annum on the outstanding principal balance hereof. The accrued interest shall be payable in cash quarterly on December 31, 2002 and April 30, 2003, however, such accrued interest shall be waived by the Noteholder with respect to each Note payment made timely on the respective due date.

         This Note has not and will not be registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, in reliance on the exemption from registration afforded by Regulation D promulgated under the Act. This Note may not be offered, sold, transferred or otherwise disposed of, unless such securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

         1. SUBORDINATION For purposes of this Note and specifically this
Section 1 hereof, the term "Superior Bank Indebtedness" shall be defined as follows:

         The principal of, and accrued and unpaid interest on (a) indebtedness of the Company incurred in the ordinary course of business for money borrowed or in respect of letters of credit issued for its own account, to (i) any bank or trust company organized under the laws of the United States or any state or (ii) any savings and loan association; (b) obligations of the Company incurred pursuant to agreements to factor the accounts receivable of the Company (c) purchase money obligations entered into in the ordinary course of business, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise; (d) obligations of the Company incurred in the ordinary course of business under any agreement to lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or lease of, any real or personal property for the benefit of the Company which, by the terms thereof, are expressly designated as Superior Bank Indebtedness; and (e) any modification, renewal, extension or refunding of any such





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indebtedness, guarantee or obligation; in every case, whether such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, was outstanding on the date of execution of this Note or thereafter created, incurred or assumed; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Notes.

         The Maker agrees, and the Noteholder of the Note issued hereunder by its acceptance thereof likewise agrees, that the Note shall be issued subject to the provisions of this Section 1, each person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Note issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment or satisfaction to the prior payment of Superior Bank Indebtedness.

         Subject to the payment of Superior Bank Indebtedness as provided above and subject to applicable law, the rights of the Noteholder shall be appropriately subrogated to the rights of the holders of Superior Bank Indebtedness to receive payments or distributions of cash, property or securities of the Company to the extent applicable to the Superior Bank Indebtedness until the principal of, and premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Bank Indebtedness of any cash, property or securities to which the Holder of the Note would be entitled except for the provisions of this Section 1. It is understood that the provisions of this Section 1 are and are intended solely for the purpose of defining the relative rights of the Noteholder, on the one hand, and the holders of the Superior Bank Indebtedness, on the other hand.

         Nothing contained in this Section 1 or in the Note is intended to or shall impair, as between the Company, its creditors other than the holders of Superior Bank Indebtedness, and the Noteholder, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholder the principal of, and premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholder and creditors of the Company other than the holders of Superior Bank Indebtedness, nor shall anything herein prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Superior Bank Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         2. PREPAYMENT. The Maker may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

         3. REPAYMENT. The Maker shall have a ten (10) day grace period for each repayment. If the payment is not received by the Noteholder within such time, then there shall be assessed a five percent (5%) penalty on that payment, plus an additional ten percent (10%) penalty on such amount due every thirty (30) days thereafter, until paid, on pro-rata basis.

         4. CONVERSION. Anytime after the Maturity Date, if any amount of the principal amount of the Note, the interest and /or the penalties thereon are still outstanding and payable, the Noteholder shall be entitled to convert the
Note into shares of common stock of Maker, in whole or in part. The Note, or portion hereof (including any accrued interest and/or penalties), shall be convertible into such number of the Shares as will be determined by dividing the principal amount of the Note, and accrued interest and/or penalties, if any, by the Conversion Price (the "Conversion Shares"). The Conversion Price shall be equal to seventy percent (70%) of the average closing bid price for the ten (10) lowest of the thirty (30) trading days immediately preceding the conversion date. For the purposes of this section, the closing bid price of the Company's common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. NASDAQ SmallCap or National Markets, or the closing bid price in the over-the-counter market or, in the event the common stock is listed on a stock exchange, the closing bid price on such exchange as reported in THE WALL STREET JOURNAL. Such Shares shall have immediate demand and piggy back registration rights.

         5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

         (a) The non-payment of any principal and/or interest pursuant to this Note at maturity; and such failure continues for a period of ten (10) days;





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         (b) The material breach of any representation or warranty, covenant or undertaking in this Note; and such default continues for ten (10) days after written notice of such default is received by Maker;

         (c) The commencement by the Maker of any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Maker as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Maker for, acquiescence in, or consent by the Maker to, the appointment of any receiver or trustee for the Maker or for all or a substantial part of the property of the Maker; or the assignment by the Maker for the benefit of creditors; or the written admission of the Maker of its inability to pay its debts as they mature; or

         (d) The commencement against the Maker of any proceeding relating to the Maker under any bankruptcy, reorganization, insolvency, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Maker consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 60 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Maker or for all or a substantial part of the property of the Maker, which order, judgment or decree remains undismissed for 60 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Maker.

         Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Maker, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest and/or penalties thereon, immediately due and payable. The Noteholder may also proceed against any guarantor of this obligation without waiving any rights under the terms of this Note.

         6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Maker is: 649 SW Whitmore Dr., Port Saint Lucie, FL 34984; and the Maker shall give written notice of any change of address to the Noteholder. The address of the Noteholder is as set forth on the signature page to this Note, and the Noteholder shall give written notice of any change of address to the Maker.

         7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Maker consents to the jurisdiction of any court of the State of Florida and of any federal court located in the State of Florida. The Maker waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Maker at the location provided for in
Section 6 hereof, or, in the alternative, in any other form or manner permitted by law.

         8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACT MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

         9. CONFORMITY WITH LAW. All agreements between the Noteholder and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum rate permissible under applicable law. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.





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         10. ATTORNEYS FEES. In the event of any action by the Noteholder of this Note to enforce the terms hereof, the Maker shall be obligated to pay all of the Noteholder's reasonable attorneys' fees and costs in connection therewith.

         11. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the other provisions hereof, which shall remain binding and enforceable.

         12. WAIVER. The makers, endorsers, and/or guarantors of this Note do hereby severally waive presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

         13. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of the parties hereto.

         14. SUCCESSORS AND ASSIGNS. All the terms and provisions of this note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. ASSIGNABILITY. Maker's obligations hereunder are nontransferable and nonassignable without the prior written consent of Noteholder.

         16. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         17. COUNTERPARTS This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         18. LEGAL REPRESENTATION. Maker and Noteholder, respectively, agree and represent that each party has been represented by such party's legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's legal counsel prior to the execution of this Note.

         IN WITNESS WHEREOF, the Maker has signed and sealed this Note and delivered it in the state of Florida as of August___, 2002.

No._____                                 INTERRUPTION TELEVISION, INC.

                                         By:
                                            -----------------------------------
                                         Its:______________________

                                         BONGIOVI ENTERTAINMENT, INC.

                                         By:
                                            -----------------------------------
                                         Its:______________________

NOTEHOLDER:

SAMARTAN DEVELOPMENT, LTD.

Address:______________________